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                                                                     EXHIBIT 8.1




                                       July 30, 1996


Sprint Spectrum L.P.
4717 Grand Avenue, Fifth Floor
Kansas City, Missouri  64112

Ladies and Gentlemen:

        We have acted as counsel to Sprint Spectrum L.P. (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of Senior Notes and Senior Discount Notes to be offered by the Company. In that connection, we have given the opinion contained in the section entitled "Certain Federal Income Tax Consequences" in the Registration Statement.

        We hereby confirm that our opinion referenced in this letter is accurate in all material respects and hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the use of our name in the section entitled "Certain Federal Income Tax Consequences" in the Registration Statement.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

                                 Very truly yours,

                                 /s/ Simpson Thacher & Bartlett

                                 SIMPSON THACHER & BARTLETT